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                                                                      Exhibit 11


                                A. SCHULMAN, INC.

           COMPUTATION OF BASIC AND DILUTED EARNINGS PER COMMON SHARE

                                                                      Year ended August 31,
                                                                      ---------------------
                                                              1998               1997               1996
                                                              ----               ----               ----

Net income                                                $50,143,000        $5O,744,000         $42,177,000

Dividends on preferred stock                                   53,000             53,000              53,000
                                                          -----------        -----------         -----------

Net income applicable to
    common stock                                          $50,090,000        $50,691,000         $42,124,000
                                                          ===========        ===========         ===========

Number of shares on which
    basic earnings per share is
    calculated:
      Average outstanding during
         period                                            35,236,098        37,l25,l345          37,584,561

Add - Incremental shares under
    stock compensation plans                                   39,229             24,250               7,l86
                                                          -----------        -----------         -----------

Number of shares on which
    diluted earnings per share
    is calculated                                          35,275,327         37,149,595          37,59l,747
                                                          ===========        ===========         ===========

Basic earnings per share                                        $1.42              $1.37               $1.12

Diluted earnings per share                                      $1.42              $1.37               $1.12